Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

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Filed by a Party other than the Registrant [X]

Check the appropriate box:

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[ ]    Confidential, for Use of the Commission Only (as permitted by Rule
       14(a)-6(e)(2))
[ ]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[X]    Soliciting Materials Pursuant to ss.240.14a-12

                          Bradley Pharmaceuticals, Inc.
                (Name of Registrant as Specified In Its Charter)


                        Costa Brava Partnership III L.P.
                                  Seth W. Hamot
                                Douglas E. Linton
                                  John S. Ross

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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[X]     No fee required
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        (1)  Title of each class of securities to which transaction applies: N/A

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             pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A

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        (5)  Total fee paid: N/A

[ ]     Fee paid previously with preliminary materials:

[ ]     Check box if any part of the fee is offset as provided by Exchange Act
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        4)  Date Filed:  N/A

        On August 15, 2006, Costa Brava Partnership III L.P. issued a press release relating to Bradley Pharmaceuticals, Inc. A copy of the press release is filed herewith as Exhibit 1.

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO SOLICITATION OF PROXIES BY COSTA BRAVA PARTNERSHIP III L.P. AND ITS AFFILIATES FROM THE STOCKHOLDERS OF BRADLEY PHARMACEUTICALS, INC. FOR USE AT ITS ANNUAL MEETING (A) WHEN AND IF THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN ANY SUCH PROXY SOLICITATION, AND (B) WHEN AND IF COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF BRADLEY PHARMACEUTICALS, INC. AND WILL BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE POTENTIAL PARTICIPANTS IN A POTENTIAL PROXY SOLICITATION IS CONTAINED IN EXHIBIT 2 TO THE SCHEDULE 14A FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY COSTA BRAVA PARTNERSHIP III L.P. ON JULY 18, 2006. THE SCHEDULE 14A IS AVAILABLE AT NO CHARGE ON THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV.

                                                                       Exhibit 1
                                                                       ---------

Press Release                           Source: Costa Brava Partnership III L.P.


Costa Brava Partnership III L.P. Files Suit Against Bradley Pharmaceuticals, Inc. - Asserts Violations of Company's Governing Documents

         BOSTON, Aug.15 /PRNewswire/ --Yesterday, Costa Brava Partnership III L.P. ("Costa Brava") filed a lawsuit against Bradley Pharmaceuticals, Inc. (NYSE: BDY; the "Company" or "Bradley") in the Court of Chancery for the State of Delaware. Costa Brava is a significant shareholder of the Company, owning approximately 9.5% of the Company's common stock, and seeks relief regarding two distinct deprivations of shareholders' rights by the Company.

         Costa Brava first seeks an order declaring that in violation of the Company's charter and by-laws, the Board of Directors expanded its size from eight to nine seats without permitting the new seat to be appointed by the directors elected by the holders of the Company's common stock. On a nine member Board of Directors, the Company's governing documents permit the insider-controlled Class B common stock to elect a simple majority of the Board (not six of the nine seats), and the holders of common stock have the right to elect the remainder of the Board. The suit requests that the Court declare the appointment of the most recent director invalid and void and prohibit the Board of Directors from taking further action until it is properly constituted as required by the Company's governing documents.

         Costa Brava also seeks an order declaring that the Company's Class B common stock is entitled to one vote per share, not five votes per share as the Company has publicly asserted. In 1998, shareholders of Bradley's predecessor New Jersey corporation approved a proposal to reincorporate in Delaware, including a charter providing that Class B common stock is entitled to one vote per share. Later that year, in a manner not recognized as valid under Delaware law, Bradley attempted to amend its charter to provide holders of Class B common stock with five votes per share. Costa Brava seeks an injunction prohibiting Bradley and its Board of Directors from presenting proposals to shareholders, soliciting proxies from shareholders, or conducting any shareholder votes in which it takes the position that Class B shares are entitled to five votes per share.

         "Poor corporate governance and a Board of Directors dominated by management interests are an impediment to progress at Bradley. Management and the Board of Directors need to be held accountable for these violations of shareholders' rights," said Seth W. Hamot, the President of Roark, Rearden & Hamot Capital Management, LLC, the investment manager to Costa Brava.

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO SOLICITATION OF PROXIES BY COSTA BRAVA PARTNERSHIP III L.P. AND ITS AFFILIATES FROM THE STOCKHOLDERS OF BRADLEY PHARMACEUTICALS, INC. FOR USE AT ITS ANNUAL MEETING (A) WHEN AND IF THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN ANY SUCH PROXY SOLICITATION, AND (B) WHEN AND IF COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF BRADLEY PHARMACEUTICALS, INC. AND WILL BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE POTENTIAL PARTICIPANTS IN A POTENTIAL PROXY SOLICITATION IS CONTAINED IN EXHIBIT 2 TO THE SCHEDULE 14A FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY COSTA BRAVA PARTNERSHIP III L.P. ON JULY 18, 2006. THE SCHEDULE 14A IS AVAILABLE AT NO CHARGE ON THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV.

__________________________________

Source: Costa Brava Partnership III L.P.